                                                                    EXHIBIT 10.9
                               LICENSE AGREEMENT
                               -----------------


     This Agreement is made this 17th day of April, 1995, by and between Synergy
                                 ----
Semiconductor Corporation, a California corporation, with its principal place of business at 3450 Central Expressway, Santa Clara, California ("Synergy"), and Linear Technology Corporation, a California corporation, with its principal place of business at 1630 McCarthy Boulevard, Milpitas, California 95035-7487 ("LTC").

     WHEREAS, Synergy has developed certain wafer fabrication processes; and

     WHEREAS, LTC desires to obtain certain license rights to such processes;

     NOW THEREFORE, the parties agree as follows:

     1.   Definitions.
          -----------

          (a) "Licensed Process" shall mean Synergy's ASSET(TM) BiPolar wafer fabrication technologies and all improvements (including documentation) thereto implemented prior to December 31, 1996, as described on Attachment A-1 hereto, relating to the production of integrated circuits.

          (b) "Patents" shall mean patents and patent applications that claim or disclose any invention relating to the Licensed Process in any country of the world which have effective filing dates on or prior to December 31, 1996 and continuations and divisions thereof which are owned or controlled by Synergy or which Synergy has the right to grant licenses to without payment of any compensation to third parties (except its employees or consultants).

          (c) "Subsidiary" shall mean a corporation, company or other entity:

              i) more than fifty percent (50%) of whose outstanding shares of securities (representing the right to vote for the election of directors or other managing authority) are; or

             ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity is;


*Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or entity shall be deemed a Subsidiary only so long as such ownership or control exists.

          (d) "Products" shall mean integrated circuits manufactured by a process using all or substantially all of the Licensed Process.

          (e) "Prohibited Licensee" shall mean any company that designs, manufactures or sells analog integrated circuits other than AT&T, Samsung, Northern Telecom, Advanced Micro Devices, Inc. or any company headquartered in the Republic of China.

          (f) "Technical Documents" shall mean Synergy's technical information in document form relating to the Licensed Process and as described in Attachment A-2 hereto.

     2.   Transfer of Technical Documents.
          -------------------------------

          (a) As soon as practicable (but not later than fourteen (14) days) after execution of this Agreement, Synergy shall transfer to LTC one set of Technical Documents pertaining to the Asset BiPolar Process then available at Synergy.

          (b) During the term of this Agreement, Synergy shall transfer to LTC one set of documents describing improvements or modifications, including details of specification changes made by Synergy to the Licensed Process or Technical Documents transferred to LTC pursuant to Section 2(a) above as soon as practicable after Synergy uses such modifications or improvements for its design or fabrication of Products.

     3.   Technical Assistance. Synergy agrees to provide LTC with reasonable
          --------------------
technical assistance in implementing the Licensed Process for two years commencing on the date this Agreement is executed as follows: (i) Synergy shall make two engineers available for up to two weeks per quarter, (ii) LTC shall be responsible for paying for all travel, room, board and similar expenses incurred by such engineers as a result thereof and (iii) after the first six months, or after LTC has received eight (8) engineer-weeks of assistance, whichever occurs later, LTC shall also be responsible for paying for those engineers time at their actual hourly rate, and (iv) LTC shall have the right to have one of its process engineers work at Synergy full-time until such time as LTC manufactures test structures in LTC's wafer fabrication facility and obtains comparable results to those achieved by Synergy. Such engineer shall be an employee of LTC and LTC shall be responsible for all compensation and expense of such engineer.

     4.   License Grant.
          -------------

                                      2.

          (a) Subject to the terms and conditions of this Agreement, Synergy hereby grants LTC (and its Subsidiaries, as long as they remain Subsidiaries, and provided that they agree in writing to be bound by all the obligations of LTC hereunder) a worldwide, nonsublicensable, perpetual, nonexclusive fully-paid license under (i) Synergy's Patents and (ii) intellectual property rights (other than Patents) in Synergy's Technical Documents and technology relating to the "Licensed Process to use and modify and to manufacture, use, sell and otherwise dispose of products which are manufactured by a process using any portion of the Licensed Process or modifications or improvements made by LTC to the Licensed Process; provided, however, that in no event shall either LTC or its Subsidiaries exercise such license to manufacture those integrated circuits which are pin for pin replacements for those described in the "1994 Synergy Product Book."

          (b) For a period of five years from the Effective Date of this Agreement, Synergy shall not grant a license to the Patents or intellectual property rights in Synergy's Technical Documents and technology related to the Licensed Process (the "Technology") to any Prohibited Licensee. Synergy may contract with a Prohibited Licensee to use the Technology for the sole purpose of designing products for Synergy, provided that such agreement does not authorize the third party to manufacture, have manufactured or sell such products or any other products using the Technology. These restrictions shall not prevent the sale of Synergy or substantially all of its assets or business to a Prohibited Licensee.

     5.   Restriction. No license is granted to Synergy to produce Linear
          -----------
Technology products. Synergy agrees not to reverse engineer either in whole or in part or to copy Linear Technology products developed on the Asset process. Products under development by either company shall be considered proprietary information of the respective companies until the products are commercially released.

     6.  Limitation on Improvements.
         --------------------------

         (a) Synergy is developing advanced metal systems needed for future products, whose potential for shrunken feature sizes and tolerances is essential to the success of those products ("Advance Metal System"). Since metal systems are usually portable to any underlying technology, this metal system could be retrofitted to earlier technologies. It is possible that Synergy may want to do this. As such, it is not considered an improvement to the ASSET I and would not be available to LTC as part of this license.

          (b) Should the SOG planarized process, acquired by LTC as part of this license, not be successfully introduced to the manufacture by LTC, Synergy will provide LTC with access to the Advance Metal System to resolve any manufacturing problems.

                                      3.

          (c) Should LTC wish to increase layers of metal, or decrease design rules, Synergy will negotiate in good faith to grant LTC a license to the Advance Metal System for additional fees.

     7.   Payment.
          -------
          In consideration for the licenses and other rights granted hereunder, LTC shall pay to Synergy the non-refundable sum of Two Million United States Dollars (US$2,000,000) as follows: (i) One Million United States Dollars shall be due within three (3) days following the execution of this Agreement; (ii) $300,000 shall be due upon completion of items 1, 2, 3, 5, and 8 of Attachment A-2; (iii) $200,000 shall be due upon completion of items 6, 7, 9, and 10 of Attachment A-2 and (iv) $500,000 shall be due upon completion and evaluation of three (3) test runs that have included the LTC test pattern module and completion of all conditions identified in item 4 of Attachment A-2. The parties agree that $1,980,000 of the license fees are payable in respect of the license to Patents, $19,750 are payable in respect of the License to non-patented technology included in the Licensed Process and $250 is payable in respect of the written documentation.

     8.   Option to License BiCMOS Technology. Synergy hereby grants to LTC
          -----------------------------------
an option to acquire, at any time during the period beginning on the Effective Date and ending eighteen (18) months thereafter, a license to Synergy's BiCMOS technology of the same scope and on the same terms and conditions a those contained in this Agreement, except that the total license fee shall be $ * LTC may exercise the option by providing written notice to Synergy. Within fourteen (14) business days from the date of such written notice, the parties will execute a written license agreement in the form attached as Attachment B.

          Synergy will not license the BiCMOS technology to a Prohibited Licensee during the term of the option without complying with the following right of first refusal in favor of LTC. During the term of the option, if Synergy receives a bona fide written offer from a Prohibited Licensee to license the BiCMOS technology, Synergy shall notify LTC in writing of the terms of the proposed license. LTC shall have seven (7) days from the date of receipt of such written notice to exercise its option to license BiCMOS at the lesser of its existing terms or those contained in the offer. If LTC fails to exercise its option at the end of the seven (7) day period, Synergy may license the offeree pursuant to the terms of the proposed offer. Thereafter, LTC's option and right of first refusal will remain in force and Synergy shall be required to notify LTC of any other offerees during the term of the option. Upon exercise of LTC's option, the BiCMOS license shall be granted subject to any authorized licenses granted by Synergy to such offerees. The parties acknowledge that this right of first refusal restricts Synergy's ability to grant a license of any nature to a Prohibited Licensee but is not intended to restrict Synergy's ability to (i) sell all or substantially all of its business or assets to any party (including without limitation Prohibited Licensees) or


*Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.



                                      4.

(ii) contract with a Prohibited Licensee for the sole purpose of designing products for Synergy, provided that such license agreement does not authorize the Prohibited Licensee to manufacture, have manufactured or sell such products or any other products using the BiCMOS technology.

     9.   Confidentiality of the Licensed Process and Exchange of Confidential
          --------------------------------------------------------------------

Information.
- -----------

          (a) "Confidential Information" means any information, technical data, or know-how, including the Licensed Process, and other information such as research product plans, products, services, customers, markets, developments, inventions, processes, designs, drawings, engineering, marketing or finances, or other business or technical information which the disclosing party treats confidentially or which the recipient has reason to believe is so treated. Confidential Information does not include information, technical data or know-how that: (i) is in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; (ii) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party, (iii) is approved by the disclosing party, in writing, for release or (iv) becomes available to the receiving party from a third party source not bound by any obligation of confidentiality with respect to such information.

          (b) Each party agrees not to use or disclose the Confidential Information disclosed to it by the other party for any purpose except to carry out its obligations or exercise its rights under this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized to have any such information, which measures shall include at least a reasonable degree of care. Each party agrees that Confidential Information will only be disclosed to its employees or independent contractors who have a need to know and are bound by written agreements prohibiting them from disclosing Confidential Information to any third party.

          (c) The parties acknowledge that the obligations and promises under this Section 9 are of a special, unique and intellectual character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy or compensation in an action or law. Each party expressly agrees that each shall be entitled to injunctive relief, a decree for specific performance and/or other equitable relief in the event of any breach or threatened breach by the other of its obligations or promises under this Section 9, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

                                      5.

          (d) The obligations set forth in this Section 9 shall expire at the fifth (5th) anniversary of receipt of information with regard to each piece of information and survive termination of this Agreement for such period. After expiration of such period for each piece of information, the receiving party may sublicense that information to third parties, provided that such third parties are bound to confidentiality restrictions similar to the provisions of this
Section 9.

     10.  Warranty and Negation of Warranties.
          -----------------------------------

          (a) To the best of its knowledge, as of the date hereof without having conducted any patent or other searches, Synergy represents to LTC that use of the Licensed Process will not infringe or misappropriate any proprietary rights of a third party.

          (b) Synergy represents that to the best of its knowledge as of the Effective Date there are no claims pending or threatened relating to the validity of the Patents.

          (c) Synergy represents and warrants that (i) it has granted only the three (3) licenses to the Licensed Process and Patents to the entities listed on Attachment C and (ii) such licenses are non-transferable.

          (d) EXCEPT AS EXPRESSLY PROVIDED IN SUBSECTIONS 10(a), (b) and (c) ABOVE, NEITHER PARTY GRANTS TO THE OTHER ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE LICENSED PROCESS, PROPRIETARY RIGHTS OR OTHER CONFIDENTIAL INFORMATION, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

     11.  Indemnification and Enforcement. Synergy shall indemnify, defend
          -------------------------------
and hold LTC harmless from any losses, judgments, damages, costs or expenses incurred by LTC, including reasonable attorney's fees, resulting from any claim that the Licensed Process or Patents infringe the proprietary rights of a third party, provided that LTC notifies Synergy promptly in writing of and gives Synergy the exclusive authority to defend or settle such claim. LTC shall provide proper and full information and assistance to settle or defend any such claim. LTC shall be entitled to prosecute claims for infringement of the Patents or Licensed Process to the extent that such infringement affects LTC's rights under this Agreement if Synergy is unwilling or unable to prosecute such claims.

     12.  Liability Limitation. EXCEPT FOR A BREACH OF SECTION 9 ABOVE, OR
          --------------------
IN CONNECTION WITH OBLIGATIONS UNDER SECTION 11, NEITHER PARTY SHALL BE LIABLE UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT,

                                      6.

INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

     13.  Term and Termination.
          --------------------

          (a) This Agreement shall become effective on the date on which it is executed by both parties and shall terminate on March 31, 2000 unless terminated earlier as provided herein.

          (b) Either party may terminate this Agreement in the event of bankruptcy, insolvency or winding-up of the other party's business by giving the other party thirty (30) days written notice of termination.

          (c) Either party may terminate this Agreement by written notice specifying the cause in detail in the event of a material breach or default by the other in the performance of any one or more of the material provisions contained in this Agreement, provided that if the offending party shall during the thirty (30) days immediately following written notice of the breach or default, remedy the breach or default upon which the notice is based, then the notice shall not become effective, and this Agreement shall remain in full force and effect. Notwithstanding the above, in the event either party breaches its obligations under Section 9 above, the non-breaching party shall be entitled, among other things, to immediately terminate this Agreement.

          (d) Sections 4, 5, 6, 7, 9, 10, 11, 12, 13, 14 and 16 shall survive termination of this Agreement. Sections 8 and 15 shall survive termination other than termination for a breach by LTC.

     14.  Export Control.
          --------------

          (a) LTC hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or re-export of any proprietary information or Licensed Process or copy or any direct product thereof in violation of any such restrictions, laws or regulations, or to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations); Synergy shall obtain any necessary licenses and/or exemptions with respect to the export from the U.S. of all Synergy proprietary information and shall demonstrate to LTC compliance with all applicable laws and regulations prior to delivery.

     15.  Foundry Services. Synergy agrees to provide foundry services to
          ----------------
LTC for the purpose of conducting engineering runs and to produce up to twenty-four

                                      7.

(24) wafers per month for LTC until such time as LTC's Camas wafer fabrication facility becomes operational. The cost for such services shall be Two Thousand Five Hundred Dollars (US $2,500.00) per wafer.

     16.  Miscellaneous.
          -------------

          (a) All payments and notices which a party is entitled to or required to give to the other under this Agreement shall be in writing and shall be effective if given personally or 3 days after being deposited in the mail of the U.S. first class postage prepaid addressed to the address of such other party specified on the first page hereof, or such other address as is provided by the other party in accordance with this sentence.

          (b) This Agreement is executed with the understanding that it embodies the entire agreement between the parties and that there are no prior representations, warranties or agreements relating thereto. This agreement may be modified only by a duly executed writing.

          (c) A delay or failure to exercise any right shall not be deemed to be a waiver. Any waiver of any right or condition shall not apply to any other time or right.

          (d) This Agreement does not create any agency relationship between either of the parties and neither party shall hold itself out as being an agent for the other.

          (e) Neither party shall be liable for failures (except the payment of monies) for failures and delays in performance due to matters and circumstances beyond its reasonable control.

          (f) The prevailing party in any legal action (including arbitration) brought to enforce this agreement shall be entitled to legal fees and costs. Any provision of this Agreement held to be invalid shall not render this Agreement invalid as a whole.

          (g) This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Palo Alto, California, in accordance with the arbitration rules of the AAA, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (h) Neither party may assign (including assignments by law, mergers, acquisitions or any other change of control) its rights and obligations under

                                      8.

this Agreement without the other party's prior written consent which will not be unreasonably withheld; any proposed assignment made without the requisite consent shall be null and void.

          (i) This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement.


                          SYNERGY SEMICONDUCTOR CORPORATION


                               /s/ Thomas O. Mini
                          By:  ____________________________________


                          LTC CORPORATION


                               /s/ Russ Coglili
                          By:  ____________________________________

                                      9.

                                 ATTACHMENT A-1
                                 --------------

I.   Definition:

     Wafer fabrication processes and sub-processes modules used to produce the ASSET device and the device structures encompassed in the ASSET 1.5 micron and
1.2 micron technologies. Device structures and process modules include, but are not limited to, the following:

  .  Open bottom slot with thin side wall oxide

  .  Wide slot ground tap with selective poly doping

  .  Side wall sinker

  .  Two step polish planarization

  .  Field oxidation self aligned to slot

  .  Emitter first transistor structure

  .  Silicided poly, glass enclosed emitter structure

  .  Metal to metal inter poly via contact

  .  SOG pre-metal 1 planarization process

  .  TiN metal I barrier

  .  SOG pre-metal 2 planarization process

  .  Multiple deposition spacer process

  .  Silicided poly of refractory metal base contact

  .  Silicided poly and Al-Si RIE Process

  .  Reliability Rate

The technology includes all updates implemented prior to December 31, 1996.

                                 ATTACHMENT A-2
                                 --------------


TECHNOLOGY DOCUMENTATION
- ------------------------

1.    Process Presentation based on Synergy's "Process Guide Book" given to
      --------------------
      L.T.C. Processing Engineering Staff, emphasizing important and critical aspects of the process, with full open question and answer.

2.    Full set of process specifications fully updated to the day of transfer.

3.    Typical S.E.M.s of all relevant aspects of the process.

4. On-site training for two engineers in addition to the engineer referenced in Section 3(iv) who should witness every process and every in process and off line quality control point. These engineers should see 3 lots from start to finish.

5. Assistance in selection of appropriate processing equipment for our Camas facility to allow Synergy process to run correctly.

6. Presentation and full documentation on existing Synergy test pattern. This should consist of all design rules, schematics and plots of the E.T. die and have device characteristics from the database of 20 recent lots.

      There should be a full set of LOMAC test programs for the evaluation of the test patterns and conditions for non-obvious situations such as ft or fmax should be defined.

7. Full instruction on interpretation of test data including all control limits, all absolute limits and possible waivers must be given.

8. Full set of design rules indicating all spacings, all doping profiles, all junction depths, all transistor parameter and those of all other active and passive components.

                -  All CD tolerances and all alignment tolerances.

                - All non-third party CAD tools for design rule checks plus layout vs. schematic tech files

9. Complete assistance in the design and integration of a L.T.C. test module into the existing Synergy test module including full processing and electrical evaluation.

10.  Reliability data

     -  Full temperature range evaluation of devices and test structures.

     -  High temperature operating life.

     -  85(Degrees Celsius)/85% RH testing in a plastic package.

     -  H.A.S.T. data.

     -  Biased or non-biased pressure cooker testing on plastic packages.

     -  Temperature cycling.

     -  Electromigration data on the metalization systems.

                                      2.

                                  ATTACHMENT B
                                  ------------

                               License Agreement


     The license agreement to be attached will be identical to the final form of agreement for the BiPolar technology except that references to BiPolar will be changed to BiCMOS, the $______ licensee fee will be payable $______ within 3 * days from execution of the agreement, $______ upon transfer of the technical documentation and $______ upon completion of process testing, and Attachment A-1 and A-2 will reflect the description and technical documentation relating to the BiCMOS technology.


*Confidential treatment requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT C
                                  ------------


                              TOSHIBA CORPORATION

                         DIGITAL EQUIPMENT CORPORATION

                   SYSTEM MICROELECTRONIC INNOVATION ("SMI")